                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of International CableTel Incorporated, for the registration of 1,112,835 shares of its Common Stock (including Series A Junior Participating Preferred Stock Purchase Rights) pertaining to the International CableTel Incorporated Nonqualified Stock Option Agreements, of our report dated March 15, 1996, with respect to the consolidated financial statements and schedule of International CableTel Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, that has been incorporated by reference in the Registration Statements (Forms S-8 Nos.; 33-55448 and 33-78848) dated December 7, 1992 and May 12, 1994, respectively.

                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       ERNST & YOUNG LLP

New York, New York
September 24, 1996


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